Exhibit A-1

AUTHORIZATION

TRANSAMERICA FUNDS

TRANSAMERICA SERIES TRUST

I, Dennis P. Gallagher, do hereby certify that I am the Chief Legal Officer and Secretary of Transamerica Funds and Transamerica Series Trust. I further certify that the following resolutions were duly adopted by the trustees of Transamerica Funds and Transamerica Series Trust and that such resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect:

RESOLVED, that the officers of Transamerica Funds and Transamerica Series Trust (each, a “Trust”) be, and each hereby is, authorized to prepare, or caused to be prepared, executed and filed with the Securities and Exchange Commission (“SEC”) an application (“Application”) and any amendments thereto, as may be necessary, for an order or orders of exemption from the Investment Company Act of 1940, as amended (the “1940 Act”), as described at this Meeting and as may otherwise be necessary to permit each Trust to create and operate an exchange traded fund (“ETF”) share class of series of each Trust, in accordance with the terms of any such order granted by the SEC; and

FURTHER RESOLVED, that the Application shall be executed by or on behalf of each Trust by one or more of its officers, and that the officers of each Trust are hereby authorized to take any and all further actions that may be necessary or appropriate to effectuate the foregoing resolution.

IN WITNESS WHEREOF, I have hereunder subscribed my name to this Certificate as of this 17th day of October, 2025.

By: /s/ Dennis P. Gallagher Name: Dennis P. Gallagher Title: Chief Legal Officer and Secretary

Exhibit A-2

AUTHORIZATION

TRANSAMERICA ASSET MANAGEMENT, INC.

I, Dennis P. Gallagher, do hereby certify that I am Chief Legal Officer and Assistant Secretary of Transamerica Asset Management, Inc. I further certify that the following resolutions were duly adopted by the directors of the Advisor under appropriate authority and that such resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect:

RESOLVED, that the officers of Transamerica Asset Management, Inc., (the “Adviser”) be, and each hereby is, authorized to prepare, or caused to be prepared, executed and filed with the Securities and Exchange Commission (“SEC”) an application (“Application”) and any amendments thereto, as may be necessary, for an order or orders of exemption from the Investment Company Act of 1940, as amended (the “1940 Act”), as may otherwise be necessary to permit open-end investment companies registered under the 1940 Act and advised by the Adviser (or its affiliates) to create and operate an exchange traded fund (“ETF”) share class of such open-end investment company, in accordance with the terms of any such order granted by the SEC; and

FURTHER RESOLVED, that the Application shall be executed by or on behalf of the Adviser by one or more of its officers, and that the officers of the Adviser are hereby authorized to take any and all further actions that may be necessary or appropriate to effectuate the foregoing resolution.

IN WITNESS WHEREOF, I have hereunder subscribed my name to this Certificate as of this 17th day of October, 2025.

By: /s/ Dennis P. Gallagher Name: Dennis P. Gallagher Title: Chief Legal Officer and Assistant Secretary